CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Highland Funds II, of our report dated November 27, 2019, relating to the financial statements and financial highlights of Highland Total Return Fund, which appears in the Highland Funds II Annual Report on Form N-CSR for the year ended September 30, 2019.

We also consent to the incorporation by reference in such Registration Statement, of our report dated August 30, 2019, relating to the financial statements and financial highlights of Highland Opportunistic Credit Fund, which appears in the Highland Funds I Annual Report on Form N-CSR for the year ended June 30, 2019.

We also consent to the reference to us under the heading “Financial Highlights” in such Registration Statement, to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information for Highland Funds II dated February 1, 2019 and incorporated by reference in such Registration Statement, to the references to us under the headings “Financial Highlights” and “Independent Registered Public Account Firm” in the Prospectus for Highland Funds I dated October 31, 2019 and incorporated by reference in such Registration Statement, and to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information for Highland Funds I dated October 31, 2019 and incorporated by reference in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas

December 23, 2019